Exhibit 5.1

Hogan Lovells US LLP Harbor East 100 International Drive Suite 2000 Baltimore, MD 21202 T +1 410 659 2700 F +1 410 659 2701 www.hoganlovells.com

January 21, 2014

Board of Directors

Ashford Hospitality Prime, Inc.

14185 Dallas Parkway

Suite 1100

Dallas, TX 75254

Ladies and Gentlemen:

We are acting as Maryland counsel to Ashford Hospitality Prime, Inc., a Maryland corporation (the “Company”), in connection with the proposed public offering of up to 9,200,000 shares of Common Stock, $0.01 par value per share (the “Shares”) that are being offered and sold pursuant to the Company’s Registration Statement on Form S-11 (file no. 333-192943) initially filed with the Securities and Exchange Commission on December 19, 2013 (the “Registration Statement”), all of which Shares are to be sold by the Company pursuant to an Underwriting Agreement by and between the Company and the parties named therein (the “Agreement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) at the time of offer, issuance and sale of the Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; and (ii) the Shares will not be issued in violation of the ownership limit contained in the Company’s Articles of Incorporation, as amended and supplemented.

This opinion letter is based as to matters of law solely on the applicable provisions of the Maryland General Corporation Law, as amended and currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein).

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Ashford Hospitality Prime, Inc.	- 2 -	January 21, 2014

Based upon, subject to and limited by the foregoing, we are of the opinion that:

The Shares, upon issuance pursuant to the Agreement and receipt by the Company of the consideration specified in the resolutions of the Board of Directors of the Company authorizing the Shares, will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the registration of the Shares pursuant to the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the registration of the Shares.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K related to the public offering of the Shares. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP